Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated March 27, 2020 on our audits of the consolidated financial statements of Air Industries Group and Subsidiaries (the “Company”) as of and for the years ended December 31, 2019 and 2018, respectively, which report was included in the Annual Report on Form 10-K of the Company filed March 27, 2020 in the Company’s Registration Statements on Form S-3 (Registration No. 333-198375), Form S-1 (Registration No. 333-219490) and Form S-8 (Registration Nos. 333-191560, 333-206341 and 333-219487). Our report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

Our report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Rotenberg Meril Solomon Bertiger & Guttilla, P.C.

Rotenberg Meril Solomon Bertiger & Guttilla, P.C.
Certified Public Accountants
Saddle Brook, New Jersey
March 27, 2020